EXHIBIT D

                                IRREVOCABLE PROXY
                              AND VOTING AGREEMENT


            MADE AND ENTERED INTO this 12th day of March, 1997, by and between DOROTHY P. SIMMONS, of Sewickley Heights, Allegheny County, Pennsylvania, and RICHARD P. SIMMONS, of Sewickley Heights, Allegheny County, Pennsylvania.
                                WITNESSETH THAT:
            WHEREAS, DOROTHY P. SIMMONS is individually the owner of 8,126,392 shares of the Common Stock of Allegheny Teledyne Incorporated (the "Corporation") as represented by the stock certificates listed on Exhibit "A" hereto; and

            WHEREAS the parties hereto desire that said shares of the Common Stock of the Corporation (and certain other shares hereinafter described) shall be held under and subject to and on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and of One Dollar ($1.00) in hand paid by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do execute this Irrevocable Proxy and Voting Agreement, and each of them does hereby covenant and agree each with the other as follows:

            1. As used herein, all references to the "Shares" shall mean the above-recited shares of the presently-outstanding Common Stock, par value $.10 per share, of the Corporation, owned individually by DOROTHY P. SIMMONS, either through direct record ownership or through holding of Shares in street name or other agency relationship, and shall also mean and include any and all shares of the capital stock of the Corporation (or any successor thereto), whether now or hereafter authorized or issued, which shall have general voting rights with respect to the election of directors of the Corporation (or such successor) and which shall be received by DOROTHY P. SIMMONS as a distribution or dividend on said Shares or into which said Shares shall be subdivided, combined or reclassified, converted or exchanged, including, without limitation, any Shares which shall be received by DOROTHY P. SIMMONS in exchange for Shares of the Corporation (or such successor) as the result of (i) a merger or consolidation of the Corporation (or such successor) with any other corporation, or (ii) a reorganization of the Corporation (or such successor).




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            2. The undersigned,  DOROTHY P. SIMMONS, has irrevocably constituted and appointed and by these presents does hereby irrevocably constitute and appoint the undersigned RICHARD P. SIMMONS, as attorney-in-fact and proxy of the said DOROTHY P. SIMMONS in any and all matters and things whatsoever in any manner touching or relating to the exercise of any and all voting rights which the said DOROTHY P. SIMMONS may now or hereafter have with respect to any and all of the Shares, hereby granting to said attorney and proxy full power and authority in the name of the said DOROTHY P. SIMMONS to do and perform each and every act and thing, and to make, execute, acknowledge, seal and deliver each and every document and instrument, which may be requisite or proper to effectuate any matter or thing whatsoever relating to the exercise of said voting rights, in the sole discretion of said attorney and proxy, as fully and with the same effect as the said DOROTHY P. SIMMONS might or could do if personally present and competently acting. Without limiting the generality of the foregoing, the said attorney and proxy shall have full power and authority to attend meetings of the shareholders of the Corporation, to vote or abstain from voting any or all of the Shares on any and all matters whether or not said proxy and attorney shall have any interest therein, to give or refrain from giving written consent to any and all actions proposed to be taken by the shareholders of the Corporation, to exercise any or all the rights, powers and authority herein granted through one or more agents or substitute proxies, and to appoint and remove the same at will. The said DOROTHY P. SIMMONS hereby irrevocably ratifies and confirms all that said attorney and proxy (or any such agent or substitute proxy) may do pursuant to this Agreement. The undersigned, RICHARD P. SIMMONS, has accepted and does hereby accept appointment as attorney-in-fact and proxy on the terms and conditions set in this Agreement.

            3. The said DOROTHY P. SIMMONS shall have and may from time to time exercise all the rights, powers and authority as owner of the Shares, except as provided in this Agreement, including but not limited to the power to transfer and convey any or all of the Shares from time to time, free and clear of this Agreement.

            4. The said DOROTHY P. SIMMONS agrees to execute and deliver such further documents, including, but not limited to, forms of proxies or consents concerning the Shares, and to take such further actions as may be necessary to effectuate the terms of this Agreement.

            5. This Agreement and the rights, powers and authority granted herein are coupled with an interest, cannot (except as provided in Section 3 hereinabove) be revoked, terminated or amended by the voluntary act of either of the parties hereto, by operation of law, or otherwise, and shall not be affected by any change in marital status, by any incompetency



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or  disability  or by any  uncertainty  as to the death of either of the parties hereto.

            6. This agreement and the rights, powers and authority granted herein shall continue in full force and effect until the death of either of the parties hereto, whereupon the same shall terminate and be of no further force or effect.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, intending to be legally bound hereby, the day and year first above written.

Witness:
                                          /s/Dorothy P. Simmons
----------------------                    ------------------------------
                                          Dorothy P. Simmons

Witness:
                                          /s/Richard P. Simmons
----------------------                    ------------------------------
                                          Richard P. Simmons

                              [Exhibit "A" Omitted]



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